UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 06, 2023

Ultragenyx Pharmaceutical Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36276	27-2546083
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Leveroni Court
Novato, California		94949
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 483-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RARE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On July 6, 2023, Ultragenyx Pharmaceutical Inc. (“Ultragenyx” or the “Company”) issued a press release announcing that the first patients have been dosed in both of the Company’s late-stage clinical trials evaluating setrusumab (UX143) in pediatric and young adult patients with osteogenesis imperfecta (“OI”) sub-types I, III and IV. The press release is attached hereto as Exhibit 99.1.

The information set forth under Item 7.01 and in the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing

Item 8.01 Other Events.

On June 6, 2023, the Company announced that the first patients have been dosed in both of the Company’s late-stage clinical trials evaluating setrusumab in pediatric and young adult patients with OI sub-types I, III, and IV. The Phase 3 portion of the Company’s pivotal Phase 2/3 Orbit study is evaluating the effect of setrusumab compared to placebo on annualized clinical fracture rate in patients aged 5 to <26 years. The newly initiated Phase 3 Cosmic study is an active-controlled study evaluating setrusumab compared to intravenous bisphosphonate (IV-BP) therapy on annualized total fracture rate in patients aged 2 to <5 years.

The global, seamless Phase 2/3 Orbit study is evaluating the effect of setrusumab compared to placebo on clinical fracture rate in patients aged 5 to <26 years. In the Phase 2 portion, 24 patients were randomized 1:1 to receive setrusumab at one of two doses to determine the optimal dosing strategy for Phase 3. The pivotal Phase 3 portion of the study will include approximately 195 patients at more than 40 sites across 12 countries, randomized 2:1 to receive setrusumab or placebo, with a primary efficacy endpoint of annualized clinical fracture rate. All patients will transition to an extension period and receive open-label setrusumab after the Phase 3 primary analysis is complete.

The global Phase 3 Cosmic study is an open-label, randomized, active-controlled study in patients aged 2 to <5 years evaluating setrusumab compared to intravenous bisphosphonates (IV-BP) therapy on reduction in total fracture rate, including morphometric vertebral fractures. The Cosmic study will enroll approximately 65 patients at more than 20 sites across eight countries.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as, but not limited to, “anticipates,” “continue,” “will,” or other similar terms or expressions that concern the Company’s expectations, plans and intentions. Forward-looking statements include, without limitation, statements regarding the Phase 3 portion of the Orbit study and the Phase 3 Cosmic study, including expectations regarding enrollment, dosing, endpoints, and other study plans. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s clinical development programs, collaboration with third parties, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainty of clinical drug development and unpredictability and lengthy process for obtaining regulatory approvals, risks related to serious or undesirable side effects of the Company’s product candidates, the Company’s ability to achieve its projected development goals in its expected timeframes, risks related to reliance on third party partners to conduct certain activities on the Company’s behalf, the Company’s limited experience in generating revenue from product sales, risks related to product liability lawsuits, smaller than anticipated market opportunities for the Company’s products and product candidates, manufacturing risks, competition from other therapies or products, and other matters that could affect the sufficiency of existing cash, cash equivalents and short-term investments to fund operations, the Company’s future operating results and financial performance, the timing of clinical trial activities and reporting results from same, and the availability or commercial potential of the Company’s products and drug candidates. The Company undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 17, 2023, and its subsequent periodic reports filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated July 6, 2023.
104	The cover page from the Company’s Current Report on Form 8-K dated July 6, 2023 formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ultragenyx Pharmaceutical Inc.

Date:	July 6, 2023	By:	/s/ Emil D. Kakkis
Emil D. Kakkis, M.D., Ph.D. President and Chief Executive Officer